Exhibit 10.2.


                       LOAN AGREEMENT

This LOAN AGREEMENT ("Agreement") is made and entered into
on  December  31, 2003 ("Effective Date"), by and  between
Inrob  Ltd.,  a company organized and existing  under  the
laws  of  Israel, from 2 Haprat St., Yavne,  Israel  81827
("Lender") and Elina Industries Ltd., a company organized and existing under the laws of Israel, from 2 Prat St., Yavne, Israel 81827 ("Borrower").

 In consideration of the mutual covenants and promises made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. The parties hereto hereby acknowledge that on December 31, 2003, Borrower owed Lender the total aggregate amount of 1,217,564 NIS (One million two hundred and seventeen thousand and five hundred and sixty four NIS) ("Loan").
2. The Loan, including all index linked increases and interest thereon will be repaid to the Lender in full, no later than December 31, 2008 ("Due Date").
3. Borrower shall be entitled to repay the Loan or any part thereof prior to the Due Date, at will.
4. Interest shall be computed annually at the minimum rate allowed by the Income Tax Ordinance or any law which will replace such Ordinance, with respect to loans given between a company and an interested party.
5. This Loan Agreement shall be binding upon and inure to the benefit of each the parties hereto and their respective assigns.
6. Without derogating from any debt which either party may have to the other party upon the Effective Date as evidenced in the books of Inrob which are hereby considered binding on Elina, this Agreement supersedes all previous understandings and/or agreements between the parties with regard to its
   subject  matter.  This  Agreement  embodies  the   entire
   understanding of the parties with regard to its subject matter and there are no promises, terms, conditions or obligations, oral or written, expressed or implied, other than those contained herein. This Agreement cannot be modified or changed except by written instrument signed by both of the parties hereto
7. This Agreement shall be governed by and construed in accordance with the laws of the State of Israel, without giving effect to conflict of law principles. The courts of Tel-Aviv, Israel shall have exclusive jurisdiction over all
   matters   relating  to  this  Agreement,  its   validity,
   interpretation or enforcement.
8. All notices and other communications shall be delivered or sent by certified or registered mail, postage prepaid, to the address of such party as set forth in the preamble above or to such other address as shall have been furnished to the one party by the other in writing.

IN WITNESS WHEREOF, the parties have executed this
Agreement:


           /s/ Ben-Tsur Joseph             /s/ Ben-Tsur Joseph
           -------------------             --------------------
           Inrob                           Elina Industries